Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2021 Financial Results

Delivers Record ACV Billings Aided by Strong Emerging Product Attach Rate

Drives Outperformance Across All Guided Metrics with Consistent Execution

SAN JOSE, Calif.--(BUSINESS WIRE)--May 26, 2021--Nutanix, Inc. (NASDAQ: NTNX), a leader in private, hybrid and multicloud computing, today announced financial results for its third quarter ended April 30, 2021.

“I am delighted with our strong quarterly results. For the third quarter in a row, we delivered outperformance across all guided metrics and demonstrated our ability to execute consistently,” said Rajiv Ramaswami, President and CEO of Nutanix. “We are also pleased with our progress on key priorities, including bolstering our ecosystem with our extended partnership with Lenovo, continued momentum with our core cloud software platform and an increased attach rate of our emerging products.”

“We saw record ACV billings, with growth accelerating to 18 percent year-over-year, while our disciplined spending delivered operating expenses below our guidance,” said Duston Williams, CFO of Nutanix. “Our growing renewals pipeline will help to drive future top line growth, offer substantial sales and marketing efficiencies, and increase the predictability in our business.”

Third Quarter Fiscal 2021 Financial Summary

	Q3 FY’21	Q3 FY’20	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$159.9 million	$135.3 million	18%
Run-rate Annual Contract Value (ACV)[2]	$1.45 billion	$1.15 billion	25%
Average Contract Term[3]	3.3 years	3.8 years	(0.5) year
Revenue[4]	$344.5 million	$318.3 million	8%
GAAP Gross Margin	78.4%	77.3%	110 bps
Non-GAAP Gross Margin	81.7%	80.7%	100 bps
GAAP Operating Expenses	$450.6 million	$476.2 million	(5)%
Non-GAAP Operating Expenses	$361.5 million	$390.3 million	(7)%
Free Cash Flow	$(71.5) million	$(117.5) million	$46.0 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

Recent Company Highlights

  Partnered with Lenovo to Deliver As-a-Service Solution for Hosted Desktops: Lenovo announced a new solution with Nutanix to help customers as they navigate their transitions to hybrid work environments. This as-a-service solution for hosted desktops includes a choice of Lenovo client devices, choice of Citrix VDI or Nutanix Frame, and ThinkAgile HX Series servers (powered by Nutanix), all managed as-a-service, with the convenience of a single monthly payment and single point of contact for support.
  Extended Nutanix Cloud Platform to AWS GovCloud: Nutanix announced that its cloud platform now extends to AWS GovCloud, providing a unified hybrid cloud environment across Nutanix on-premises and bare metal Amazon Elastic Compute Cloud instances running on Amazon Web Services GovCloud. This new solution helps enable U.S. public sector organizations looking for the strengthened security posture offered by AWS GovCloud to adopt the same software stack across their private and public clouds.
  Delivered Azure Arc Services to Nutanix-based Kubernetes Environments: Through a collaboration with Microsoft, Nutanix has enabled customers to manage and govern their on-premises Kubernetes clusters, deployed with Nutanix Karbon, alongside their Azure resources through the common control plane provided by Azure Arc. This provides customers with a consistent and reliable hybrid and multicloud solution, extending the Azure experience and Azure PaaS services to Nutanix Hyperconverged Infrastructure.
  Recognized as a Gartner Peer Insights Customers’ Choice for Hyperconverged Infrastructure: Nutanix has been recognized as a Customers’ Choice for the third year in a row, with an average score of 4.7 out of 5. This recognition is based on customer feedback in the past year across multiple vendors in the hyperconverged infrastructure industry.
  Received Product and Customer Service Awards: Nutanix was awarded the Top Rated Award by leading review site TrustRadius in the hyperconverged infrastructure, server virtualization, software defined storage and virtual desktop infrastructure categories, as well as the NorthFace ScoreBoard Service Award for achieving excellence in the area of Customer Service for eight years in a row.
  Expanded Customer Base: Nutanix continued to add new customers, ending the third quarter of fiscal 2021 with a total of approximately 19,430 end-customers. Third quarter customers who invested in Nutanix as part of their multicloud journeys included the U.S. Air Force, as well as the following Global 2000 companies: Alimentation Couche-Tard (operator of the Circle K brand), ICICI Bank Limited, Sony Device Technology (Thailand) Co., Ltd., and NTT Communications Corporation.
  Announced Details for Investor Day 2021: Nutanix announced it will host a virtual Investor Day on Tuesday, June 22nd at 8:00 a.m. Pacific Time. Nutanix leaders will provide updates on the company’s hybrid and multicloud strategy, solution portfolio, go-to-market initiatives and financial outlook. Please use this link to register.

Fourth Quarter Fiscal 2021 Outlook

ACV Billings	$170 - $175 million
Non-GAAP Gross Margin	Approximately 81.5% to 82.0%
Non-GAAP Operating Expenses	$380 - $385 million
Weighted Average Shares Outstanding	Approximately 212 million

Supplementary materials to this press release, including our third quarter fiscal year 2021 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s third quarter fiscal 2021 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial 1-833-227-5841 from within the United States or 1-647-689-4068 from outside the United States. The conference ID is 4881354. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 4881354.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings for any given period is defined as the sum of the ACV for all contracts billed during the given period.

2Run-rate ACV at the end of any period is the sum of ACV for all contracts that are in effect as of the end of that period. For the purposes of this calculation, Nutanix assumes that the contract term begins on the date a contract is booked, irrespective of the periods in which the company would recognize revenue for such contract.

3Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the quarter.

4Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, subscription revenue, subscription billings, Annual Contract Value Billings (or ACV Billings), Run-rate Annual Contract Value (or Run-rate ACV), and professional services billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment of operating lease-related assets, change in fair value of derivative liability, amortization of debt discount and issuance costs, non-cash interest expense, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash used in operating activities less purchases of property and equipment. Subscription revenue, subscription billings, and professional services billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. ACV Billings and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively; subscription revenue is not a substitute for total revenue; and subscription and professional services billings are not substitutes for subscription and professional services revenue, respectively. There is no GAAP measure that is comparable to ACV Billings or Run-rate ACV, so we have not reconciled the ACV Billings and Run-rate ACV numbers included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, objectives and outlook; our ability to execute on our business plans, strategies, initiatives and objectives successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results, including our ability to continue growing our renewals pipeline and the benefits thereof on our top line growth, our sales and marketing efficiencies and the predictability of our business; our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof; and our guidance on estimated ACV Billings, non-GAAP gross margin, non-GAAP operating expenses and weighted average shares outstanding for any future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in the transition to a subscription-based business model; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020, filed with the U.S. Securities and Exchange Commission, or the SEC, on September 23, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2021, filed with the SEC on March 4, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended April 30, 2021 which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making computing invisible anywhere. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their private, hybrid and multicloud environments. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2021 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2020	April 30, 2021
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$318,737	$274,676
Short-term investments	401,041	980,145
Accounts receivable, net	242,516	143,116
Deferred commissions—current	68,694	102,728
Prepaid expenses and other current assets	63,032	65,918
Total current assets	1,094,020	1,566,583
Property and equipment, net	143,172	133,392
Operating lease right-of-use assets	127,326	112,207
Deferred commissions—non-current	146,834	206,834
Intangible assets, net	49,392	36,357
Goodwill	185,260	185,260
Other assets—non-current	22,543	24,918
Total assets	$1,768,547	$2,265,551
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$54,029	$56,638
Accrued compensation and benefits	109,109	128,944
Accrued expenses and other current liabilities	25,924	28,070
Deferred revenue—current	534,572	605,031
Operating lease liabilities—current	36,569	42,411
Total current liabilities	760,203	861,094
Deferred revenue—non-current	648,869	669,005
Operating lease liabilities—non-current	116,794	96,342
Convertible senior notes, net	490,222	1,038,013
Derivative liability	—	312,263
Other liabilities—non-current	27,436	35,608
Total liabilities	2,043,524	3,012,325
Stockholders’ deficit:
Common stock	5	5
Additional paid-in capital	2,245,180	2,522,302
Accumulated other comprehensive income	2,030	92
Accumulated deficit	(2,522,192)	(3,269,173)
Total stockholders’ deficit	(274,977)	(746,774)
Total liabilities and stockholders’ deficit	$1,768,547	$2,265,551

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands, except per share data)
Revenue:
Product	$180,756	$172,308	$586,747	$502,858
Support, entitlements and other services	137,517	172,200	393,061	500,786
Total revenue	318,273	344,508	979,808	1,003,644
Cost of revenue:
Product (1)(2)	15,990	12,896	57,899	39,494
Support, entitlements and other services (1)	56,304	61,578	161,819	173,893
Total cost of revenue	72,294	74,474	219,718	213,387
Gross profit	245,979	270,034	760,090	790,257
Operating expenses:
Sales and marketing (1)(2)	299,162	263,358	895,936	781,719
Research and development (1)	141,346	144,917	418,640	416,292
General and administrative (1)	35,644	42,332	103,083	111,140
Total operating expenses	476,152	450,607	1,417,659	1,309,151
Loss from operations	(230,173)	(180,573)	(657,569)	(518,894)
Other (expense) income, net	(5,640)	61,352	(16,543)	(143,381)
Loss before provision for income taxes	(235,813)	(119,221)	(674,112)	(662,275)
Provision for income taxes	4,858	4,419	13,423	13,803
Net loss	$(240,671)	$(123,640)	$(687,535)	$(676,078)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(1.23)	$(0.60)	$(3.56)	$(3.31)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	196,366	207,715	192,896	204,407
(1) Includes the following stock-based compensation expense:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Product cost of revenue	$1,367	$1,291	$3,937	$4,454
Support, entitlements and other services cost of revenue	5,959	6,337	15,850	17,862
Sales and marketing	33,177	30,743	92,137	93,001
Research and development	39,462	40,802	113,484	114,747
General and administrative	12,131	16,113	33,729	38,874
Total stock-based compensation expense	$92,096	$95,286	$259,137	$268,938
(2) Includes the following amortization of intangible assets:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Product cost of revenue	$3,694	$3,694	$11,082	$11,082
Sales and marketing	651	651	1,953	1,953
Total amortization of intangible assets	$4,345	$4,345	$13,035	$13,035

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended April 30,
	2020	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(687,535)	$(676,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	69,715	70,609
Stock-based compensation	259,137	268,938
Change in fair value of derivative liability	—	81,353
Amortization of debt discount and issuance costs	23,290	46,178
Operating lease cost, net of accretion	22,340	25,818
Impairment of lease-related assets	3,002	2,822
Non-cash interest expense	—	11,331
Other	(33)	7,025
Changes in operating assets and liabilities:
Accounts receivable, net	9,027	102,029
Deferred commissions	(47,063)	(94,034)
Prepaid expenses and other assets	12,371	(4,375)
Accounts payable	(5,675)	542
Accrued compensation and benefits	(11,456)	17,523
Accrued expenses and other liabilities	(1,333)	4,039
Operating leases, net	(21,076)	(26,864)
Deferred revenue	211,774	87,964
Net cash used in operating activities	(163,515)	(75,180)
Cash flows from investing activities:
Maturities of investments	498,611	486,640
Purchases of investments	(524,568)	(1,145,335)
Sales of investments	70,878	70,055
Purchases of property and equipment	(72,073)	(41,111)
Net cash used in investing activities	(27,152)	(629,751)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	56,515	62,343
Proceeds from the issuance of convertible notes, net of issuance costs	—	723,617
Repurchases of common stock	—	(125,079)
Net cash provided by financing activities	56,515	660,881
Net decrease in cash, cash equivalents and restricted cash	$(134,152)	$(44,050)
Cash, cash equivalents and restricted cash—beginning of period	399,520	321,991
Cash, cash equivalents and restricted cash—end of period	$265,368	$277,941
Restricted cash (1)	3,037	3,265
Cash and cash equivalents—end of period	$262,331	$274,676
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$14,658	$13,220
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$7,934	$12,583
Finance lease liabilities arising from obtaining right-of-use assets	$—	$5,769

(1) Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Total revenue	$318,273	$344,508	$979,808	$1,003,644
Change in deferred revenue	65,234	26,639	211,774	87,964
Total billings	$383,507	$371,147	$1,191,582	$1,091,608
Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$260,963	$307,332	$745,403	$891,443
Non-portable software revenue	41,917	16,741	178,619	58,445
Hardware revenue	3,786	975	22,052	3,025
Professional services revenue	11,607	19,460	33,734	50,731
Total revenue	$318,273	$344,508	$979,808	$1,003,644

Disaggregation of billings:
Subscription billings	$321,100	$330,774	$935,780	$963,865
Non-portable software billings	41,917	16,741	178,619	58,445
Hardware billings	3,786	975	22,052	3,025
Professional services billings	16,704	22,657	55,131	66,273
Total billings	$383,507	$371,147	$1,191,582	$1,091,608

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings and Run-rate Annual Contract Value
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$135,267	$159,919	$382,375	$430,747
Run-rate Annual Contract Value (Run-rate ACV)	$1,154,888	$1,447,274	$1,154,888	$1,447,274
Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional
Services Billings
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Subscription revenue	$260,963	$307,332	$745,403	$891,443
Change in subscription deferred revenue	60,137	23,442	190,377	72,422
Subscription billings	$321,100	$330,774	$935,780	$963,865

Professional services revenue	$11,607	$19,460	$33,734	$50,731
Change in professional services deferred revenue	5,097	3,197	21,397	15,542
Professional services billings	$16,704	$22,657	$55,131	$66,273

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non- GAAP
	Three Months Ended April 30, 2021	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2021
	(in thousands, except percentages and per share data)
Gross profit	$270,034	$7,628	$3,694	$—	$—	$—	$—	$281,356
Gross margin	78.4%	2.2%	1.1%	—	—	—	—	81.7%
Operating expenses:
Sales and marketing	263,358	(30,743)	(651)	—	—	—	—	231,964
Research and development	144,917	(40,802)	—	—	—	—	—	104,115
General and administrative	42,332	(16,113)	—	(812)	—	—	—	25,407
Total operating expenses	450,607	(87,658)	(651)	(812)	—	—	—	361,486
Loss from operations	(180,573)	95,286	4,345	812	—	—	—	(80,130)
Net loss	$(123,640)	$95,286	$4,345	$812	$(85,027)	$22,098	$497	$(85,629)
Weighted shares outstanding, basic and diluted	207,715							207,715
Net loss per share, basic and diluted	$(0.60)	$0.46	$0.02	$0.01	$(0.41)	$0.11	$-	$(0.41)
_______________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and non-cash interest expense
(6)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2021
	(in thousands, except percentages and per share data)
Gross profit	$790,257	$22,316	$11,082	$287	$—	$—	$—	$—	$823,942
Gross margin	78.7%	2.2%	1.1%	0.1%	—	—	—	—	82.1%
Operating expenses:
Sales and marketing	781,719	(93,001)	(1,953)	—	—	—	—	—	686,765
Research and development	416,292	(114,747)	—	(2,535)	—	—	—	—	299,010
General and administrative	111,140	(38,874)	—	—	(1,785)	—	—	—	70,481
Total operating expenses	1,309,151	(246,622)	(1,953)	(2,535)	(1,785)	—	—	—	1,056,256
Loss from operations	(518,894)	268,938	13,035	2,822	1,785	—	—	—	(232,314)
Net loss	$(676,078)	$268,938	$13,035	$2,822	$1,785	$81,353	$57,509	$1,499	$(249,137)
Weighted shares outstanding, basic and diluted	204,407								204,407
Net loss per share, basic and diluted	$(3.31)	$1.32	$0.06	$0.01	$0.01	$0.40	$0.28	$0.01	$(1.22)
_______________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs
(7)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2020	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2020
	(in thousands, except percentages and per share data)
Gross profit	$245,979	$7,326	$3,694	$—	$—	$—	$256,999
Gross margin	77.3%	2.3%	1.1%	—	—	—	80.7%
Operating expenses:
Sales and marketing	299,162	(33,177)	(651)	—	—	—	265,334
Research and development	141,346	(39,462)	—	—	—	—	101,884
General and administrative	35,644	(12,131)	—	(472)	—	—	23,041
Total operating expenses	476,152	(84,770)	(651)	(472)	—	—	390,259
Loss from operations	(230,173)	92,096	4,345	472	—	—	(133,260)
Net loss	$(240,671)	$92,096	$4,345	$472	$7,892	$622	$(135,244)
Weighted shares outstanding, basic and diluted	196,366						196,366
Net loss per share, basic and diluted	$(1.23)	$0.48	$0.02	$-	$0.04	$-	$(0.69)
_______________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and debt issuance costs
(5)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Nine Months Ended April 30, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Nine Months Ended April 30, 2020
	(in thousands, except share and per share data)
Gross profit	$760,090	$19,787	$11,082	$537	$—	$—	$—	$791,496
Gross margin	77.6%	2.0%	1.1%	0.1%	—	—	—	80.8%
Operating expenses:
Sales and marketing	895,936	(92,137)	(1,953)	—	—	—	—	801,846
Research and development	418,640	(113,484)	—	(2,465)	—	—	—	302,691
General and administrative	103,083	(33,729)	—	—	(979)	—	—	68,375
Total operating expenses	1,417,659	(239,350)	(1,953)	(2,465)	(979)	—	—	1,172,912
Loss from operations	(657,569)	259,137	13,035	3,002	979	—	—	(381,416)
Net loss	$(687,535)	$259,137	$13,035	$3,002	$979	$23,290	$1,240	$(386,852)
Weighted shares outstanding, basic and diluted	192,896							192,896
Net loss per share, basic and diluted	$(3.56)	$1.33	$0.06	$0.02	$0.01	$0.12	$0.01	$(2.01)
_______________________________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2021	2020	2021
	(in thousands)
Net cash used in operating activities	$(84,861)	$(55,551)	$(163,515)	$(75,180)
Purchases of property and equipment	(32,622)	(15,943)	(72,073)	(41,111)
Free cash flow	$(117,483)	$(71,494)	$(235,588)	$(116,291)

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com